                                                                     Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Municipal Investment Trust Fund--Multistate Series--313 (New Jersey, New York and Pennsylvania), Defined Asset Funds:

We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 333-26879 of our opinion dated September 7, 1999 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Miscellaneous--Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
September 15, 1999